Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for First Quarter 2023
–Revenue of $105.1 million, up 55% Compared to the Prior Year Period and a Quarterly Record –
–System Solutions Revenue of $91.3 million, Nearly Double the Prior Year Period and Representing 87% of First Quarter Revenue –
–Gross Margin of 45.9%, Expanding 720 bps Over the Prior Year Period –
–Backlog and Awarded Orders of $527.5 million, up 75% Compared to the Prior Year Period –
–Raising 2023 Outlook –

PORTLAND, TN. – May 8, 2023 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage, and electric vehicle charging infrastructure, today announced results for its first quarter ended March 31, 2023.

“Shoals had an exceptional first quarter, delivering record revenue and earnings. We grew revenue 55% year-over-year, with System Solutions revenue increasing 95% compared to the year-ago period, which contributed to significantly higher gross margin,” said Jeff Tolnar, President and Interim Chief Executive Officer of Shoals.

“Backlog and awarded orders increased 75% year-over-year to a record $527.5 million, reflecting continued robust demand for our products. Demand for our combine-as-you-go solution was particularly strong, with six new customers converting to our system during the quarter, bringing the total number of Big Lead Assembly (BLA) customers to 42,” continued Mr. Tolnar.

“Solar market conditions remain favorable, both for the industry as a whole and for Shoals specifically. We believe we are just starting to realize the full power of the Shoals platform and we could not be more excited about the future,” concluded Mr. Tolnar.

First Quarter 2023 Financial Results
Revenue grew 55%, to $105.1 million, compared to $68.0 million for the prior-year period, driven by higher sales volumes as a result of increased demand for solar EBOS generally and the Company’s combine-as-you-go System Solutions specifically. System Solutions revenue increased 95% compared to the prior-year period, and represented 87% of revenue versus 69% in the prior-year period.

Gross profit increased 84% to $48.3 million, compared to $26.3 million in the prior-year period. Gross profit as a percentage of revenue grew more than 720 bps to 45.9% compared to 38.7% in the prior-year period, driven primarily by a higher portion of overall revenue coming from the Company’s combine-as-you-go System Solutions, which carry higher margins than the Company’s other products, slightly lower raw materials input costs, increased leverage on fixed costs, and efficiencies gained in operations.

General and administrative expenses were $20.0 million, compared to $13.9 million during the same period in the prior year. This increase was primarily the result of higher non-cash stock-based compensation and planned increases in payroll expense due to higher headcount supporting growth.

Income from operations was $26.1 million, compared to $10.0 million during the same period in the prior year.

Net income increased 265% to $17.0 million compared to $4.6 million during the same period in the prior year. Net income attributable to Shoals grew 441% to $14.3 million compared to $2.6 million during the same period in the prior year. Basic and diluted net income per share was $0.10 compared to basic and diluted net income per share of $0.02 in the prior-year period.

Adjusted EBITDA* increased 119% to $36.1 million compared to $16.5 million for the prior-year period.

Adjusted net income* grew 163% to $23.8 million compared to $9.0 million during the same period in the prior year. Adjusted diluted earnings per share was $0.14 compared to $0.05 in the prior-year period.

* A reconciliation of the Company’s non-GAAP measures to the most closely comparable U.S. generally accepted accounting principles (“GAAP”) measures are found within this release.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of March 31, 2023 were $527.5 million, representing a 75% increase versus the same time last year and a 23% sequential increase from December 31, 2022. The increase in backlog and awarded orders reflects continued robust demand for the Company’s solar products, including the recently introduced BLA+.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting a contract but for which a contract has not yet been signed.

Full Year 2023 Outlook
Based on current business conditions, business trends and other factors, for the year ending December 31, 2023, the Company is raising its outlook as follows:
•Revenue to be in the range of $480 million to $510 million
•Adjusted EBITDA to be in the range of $145 million to $160 million
•Adjusted net income to be in the range of $92 million to $102 million
Based on current business conditions, business trends and other factors, for the year ending December 31, 2023, the Company continues to expect:
•Interest expense to be in the range of $22 to $26 million
•Capital expenditures to be in the range of $8 to $12 million

A reconciliation of Adjusted EBITDA and Adjusted net income guidance, which are forward-looking measures that are non-GAAP measures, to the most closely comparable GAAP measures is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 8, 2023 at 5:00 p.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10020955. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 22, 2023.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com
Phone: 615-323-9836

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include, among others, lower than anticipated growth in demand for solar energy projects and EV charging infrastructure; macroeconomic events, including heightened inflation, rises in interest rates and a potential recession; defects or performance problems in our products or their parts, including those manufactured by third parties, and related warranty claims; supply chain challenges, including as a result of additional duties and charges on imports and exports; our failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights; governmental policies and regulations, and any subsequent changes, which may present technical, regulatory and economic barriers; changes in the United States trade environment; failure to integrate acquired businesses, and delays, disruptions or quality control problems in our manufacturing operations in part due to vendor concentration.

Other risks and uncertainties are described in the section entitled "Item 1A. Risk Factors" of our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles and (v) equity-based compensation. We define Adjusted Net Income as net income attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) amortization of intangibles, (iii) amortization of deferred financing costs and (iv) equity-based compensation, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income and net income attributable to Shoals Technologies Group, Inc. to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	March 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$6,460	$8,766
Accounts receivable, net	75,415	50,575
Unbilled receivables	19,661	16,713
Inventory, net	73,729	72,854
Other current assets	8,094	4,632
Total Current Assets	183,359	153,540
Property, plant and equipment, net	18,388	16,870
Goodwill	69,941	69,941
Other intangible assets, net	54,563	56,585
Deferred tax assets	476,283	291,634
Other assets	6,067	6,325
Total Assets	$808,601	$594,895

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$21,936	$9,481
Accrued expenses and other	17,382	17,882
Deferred revenue	23,450	23,259
Long-term debt—current portion	2,000	2,000
Total Current Liabilities	64,768	52,622
Revolving line of credit	45,000	48,000
Long-term debt, less current portion	188,836	189,063
Other long-term liabilities	3,917	4,221
Total Liabilities	302,521	293,906
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 169,820,407 and 137,904,663 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	1
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; none and 31,419,913 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	1
Additional paid-in capital	457,304	256,894
Accumulated earnings	48,774	34,478
Total stockholders’ equity attributable to Shoals Technologies Group, Inc.	506,080	291,374
Non-controlling interests	—	9,615
Total stockholders' equity	506,080	300,989
Total Liabilities and Stockholders’ Equity	$808,601	$594,895

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$105,086	$67,976
Cost of revenue	56,829	41,684
Gross profit	48,257	26,292
Operating expenses
General and administrative expenses	19,992	13,919
Depreciation and amortization	2,165	2,366
Total operating expenses	22,157	16,285
Income from operations	26,100	10,007
Interest expense, net	(5,996)	(3,836)
Income before income taxes	20,104	6,171
Income tax expense	(3,121)	(1,522)
Net income	16,983	4,649
Less: net income attributable to non-controlling interests	2,687	2,009
Net income attributable to Shoals Technologies Group, Inc.	$14,296	$2,640

	Three Months Ended March 31,
	2023	2022
Earnings per share of Class A common stock:
Basic	$0.10	$0.02
Diluted	$0.10	$0.02
Weighted average shares of Class A common stock outstanding:
Basic	146,409	112,211
Diluted	147,107	112,240

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$16,983	$4,649
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,507	2,694
Amortization/write off of deferred financing costs	350	276
Equity-based compensation	7,523	3,831
Provision for credit losses	308	—
Provision for obsolete or slow-moving inventory	2,322	—
Deferred taxes	2,999	1,419
Changes in assets and liabilities:
Accounts receivable	(25,148)	(25,388)
Unbilled receivables	(2,948)	(2,616)
Inventory	(3,197)	(11,111)
Other assets	(3,281)	(3,421)
Accounts payable	12,521	(2,106)
Accrued expenses and other	(1,217)	1,124
Deferred revenue	191	4,790
Net Cash Provided by (Used in) Operating Activities	9,913	(25,859)
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(2,003)	(882)
Net Cash Used in Investing Activities	(2,003)	(882)
Cash Flows from Financing Activities
Distributions to non-controlling interests	(2,628)	(2,938)
Employee withholding taxes related to net settled equity awards	(3,532)	(1,297)
Payments on term loan facility	(500)	(500)
Proceeds from revolving credit facility	5,000	35,000
Repayments of revolving credit facility	(8,000)	—
Other	(556)	—
Net Cash Provided By (Used in) Financing Activities	(10,216)	30,265
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(2,306)	3,524
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	8,766	9,557
Cash, Cash Equivalents and Restricted Cash—End of Period	$6,460	$13,081

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2023	2022
Net income	$16,983	$4,649
Interest expense, net	5,996	3,836
Income tax expense	3,121	1,522
Depreciation expense	484	424
Amortization of intangibles	2,022	2,270
Equity-based compensation	7,523	3,831
Adjusted EBITDA	$36,129	$16,532

Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended March 31,
	2023	2022
Net income attributable to Shoals Technologies Group, Inc.	$14,296	$2,640
Net income impact from assumed exchange of Class B common stock to Class A common stock (a)	2,687	2,009
Adjustment to the provision for income tax (b)	(653)	(475)
Tax effected net income	16,330	4,174
Amortization of intangibles	2,022	2,270
Amortization of deferred financing costs	350	276
Equity-based compensation	7,523	3,831
Tax impact of adjustments (c)	(2,404)	(1,508)
Adjusted Net Income	$23,821	$9,043
(a)    Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by the Founder and management.
(b)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Three Months Ended March 31,
	2023	2022
Statutory U.S. Federal income tax rate	21.0%	21.0%
Permanent adjustments	0.3%	0.1%
State and local taxes (net of federal benefit)	3.0%	2.5%
Effective income tax rate for Adjusted Net Income	24.3%	23.6%

(c)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended March 31,
	2023	2022
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	147,107	112,240
Assumed exchange of Class B common stock to Class A common stock	23,110	54,794
Adjusted diluted weighted average shares outstanding	170,217	167,034

Adjusted Net Income	$23,821	$9,043
Adjusted Diluted EPS	$0.14	$0.05